CONTRIBUTION AGREEMENT

      THIS AGREEMENT (this "Agreement") is made as of this 6th day of October, 1997 by and between FIDELITY HOLDINGS, INC., a Nevada Corporation (the "Company"), DORON COHEN, an individual ("Cohen"), and Bruce Bendell, an individual ("Bendell").

                                    Recitals

      WHEREAS, in connection with that certain Agreement dated March 25, 1996 (the "Master Agent Agreement") by and between Computer Business Sciences, Inc. ("CBS"), Nissko Telecom, Ltd. (the "Agent"), Avraham Nissanian ("Nissanian"), Yossi Koren ("Koren"), and Chamual Livian ("Livian" and together with Nissanian and Koren, the "Nissko Principals") under which the Agent has agreed to purchase certain machines.

      WHEREAS, under the terms of the Master Agent Agreement, CBS has agreed that in the event that the Nissko Principals do not realize certain revenues from the operations of the machines purchased from CBS that CBS will pay the shortfall (the "Payment Obligations").

      WHEREAS, to secure the Payment Obligations, Cohen and Bendell have each pledged 500,000 shares of the common stock of the Company (the "Pledged Shares") to the Nissko Principals.

      WHEREAS, in the event that CBS does meet its Payment Obligations and the Nissko Principals foreclose on the Pledged Shares, the Nissko Principals will be required to transfer to Cohen and Bendell in equal shares the remaining 55% of the Agent's issued and outstanding stock (the "Agent's Shares").

      WHEREAS, Cohen and Bendell agree that upon receipt of the Agent's Shares, Cohen and Bendell will contribute the Agent's Shares to the Company in exchange for reimbursement by the Company to Cohen and Bendell of the value of the Pledged Shares foreclosed upon by the Nissko Principals.

                               Terms of Agreement

      In consideration of their mutual covenants and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Contribution of Agent's Shares to the Company. The parties agree that, in the event that the Nissko Principals foreclose upon the Pledged Shares, Cohen and Bendell will contribute the Agent's Shares received from the Nissko Principals to the Company in exchange for reimbursement by the Company of the Fair Market Value (as defined below) of the Pledged Shares.

      2. Fair Market Value. The parties agree that the "Fair Market Value" of the Pledged Shares of the Company will be equal to (i) the closing price of the Company's common stock as reported by the NASDAQ National Market or SmallCap Market, or other exchange upon which the Company's shares are listed, for the trading day immediately preceding the date of the foreclosure on the Pledged Shares or (ii) the mean between the closing bid and asked prices per share of the Company's common stock over the 20 consecutive days prior to the date of the foreclosure on the Pledged Shares.

      3. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements, written or oral, with respect thereto.

      4. Waivers and Amendments. This Agreement may be amended, superseded or canceled, and the terms hereof may be waived, only by a written instrument signed by both parties or, in the case of a waiver, by the party waiving compliance.

      5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        FIDELITY HOLDINGS, INC.


                           /s/ Doron Cohen
                           ---------------------
                           Doron Cohen
                           President


                           /s/ Bruce Bendell
                           ---------------------
                           Bruce Bendell


                           /s/ Doron Cohen
                           ---------------------
                           Doron Cohen